Exhibit 5.1

[Best Best & Krieger LLP Letterhead]

May 4, 2004

California Steel Industries, Inc.

14000 San Bernardino Avenue

Fontana, CA 92335

Gentlemen,

We have acted as counsel to California Steel Industries, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company of a registration statement on Form S-4 (the “Registration Statement”) with the Securities and Exchange Commission relating to the registration of the Company’s 6 1/8% Senior Notes due 2014 (the “Exchange Notes”). Pursuant to the Registration Statement, the Company is offering to exchange (the “Exchange Offer”) up to $150,000,000 aggregate principal amount of Exchange Notes for a like amount of its outstanding 6 1/8% Senior Notes due 2014 (the “Unregistered Notes”). The Exchange Notes will be issued upon consummation of the Exchange Offer. The Unregistered Notes were, and the Exchange Notes will be, issued pursuant to an indenture, dated as of March 22, 2004, among the Company and U.S. Trust, National Association, trustee (the “Indenture”).

This opinion letter is delivered at the request of the Company in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In this capacity, we have examined (i) the Registration Statement, (ii) the Indenture, (iii) a specimen of the Unregistered Notes and the Exchange Notes and (iv) the originals, or copies identified to our satisfaction, of such corporate records of the Company, and other persons, and such other documents, agreements and instruments as we have deemed necessary as a basis for the opinions hereinafter expressed. The Indenture and the Exchange Notes are hereinafter collectively referred to as the “Documents”.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies thereof. In rendering the opinions expressed below, we have relied as to certain factual matters upon certificates of officers and other representatives of the Company and certificates of public officials.

For purposes of this opinion, we have assumed that the Indenture will be valid and binding on the Trustee and enforceable against the Trustee in accordance with its terms.

Our opinions set forth below are limited to the laws of the State of California, the General Corporation Law of the State of Delaware and the federal laws of the United States and we do not express any opinion herein concerning any other laws.

Based on the foregoing, we are of the opinion that:

(a) The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware. the Company has all requisite power and authority to execute, deliver and perform its obligations under each of the Documents; and the execution and delivery of the Documents and performance of its obligations thereunder have been duly authorized by all necessary corporate or other action.

(b) the Exchange Notes have been, or prior to their issuance will be, duly authorized, executed and delivered by the Company;

(c) the Unregistered Notes have been issued, authenticated and delivered in accordance with the terms of the Indenture; and

(d) when the Exchange Notes have been duly executed by the Company, and authenticated by the Trustee in accordance with the provisions of the Indenture, and exchanged for the Unregistered Notes in accordance with the terms of the Exchange Offer as set forth in the Registration Statement, the Exchange Notes will be duly issued by the Company.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the prospectus included as part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

Sincerely,

/s/    Best Best & Krieger LLP